EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555
bill.davis@perficient.com

For Immediate Release

PERFICIENT COMPLETES ACQUISITION OF ZEON SOLUTIONS
~The company also announces expansion of its existing credit facility ~

SAINT LOUIS (Jan. 2, 2015) – Perficient Inc. (NASDAQ: PRFT), a leading information technology and management consulting firm serving Global 2000 and other large enterprise customers throughout North America, today announced it has completed the acquisition of Zeon Solutions Incorporated and its subsidiary, Grand River Interactive LLC, and an Indian affiliate (collectively, "Zeon Solutions"). Details and terms of the acquisition were previously announced on December 18th, 2014.

Additionally, Perficient expanded its existing credit facility.  The facility now provides for borrowings of up to $125 million, an increase of $35 million over the previous availability. Wells Fargo Bank, National Association is also now a lender to Perficient under the facility.

"The expansion of our credit facility ensures we'll continue to have the financial flexibility necessary to invest in our business, execute against our ongoing stock repurchase program, and continue our growth strategy," said Paul Martin, Perficient's chief financial officer.

About Perficient
Perficient is a leading information technology and management consulting firm serving Global 2000® and enterprise customers throughout North America. Perficient's professionals serve clients from a network of offices across North America and two offshore locations in India and China. Perficient helps clients use Internet-based technologies to improve productivity and competitiveness; strengthen relationships with customers, suppliers and partners; and reduce information technology costs. Perficient, traded on the Nasdaq Global Select Market, is a member of the Russell 2000®index and the S&P SmallCap 600 index. Perficient is an award-winning "Premier Level" IBM business partner; a Microsoft National Service Provider and Gold Certified Partner; an Oracle Platinum Partner; a Platinum Salesforce.com Cloud Alliance Partner; a TeamTIBCO partner; and an EMC Select Services Team Partner. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2015.  Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements.  The "forward-looking" information is based on management's current intent, belief, expectations, estimates, and projections regarding our company and our industry.  You should be aware that those statements only reflect our predictions.  Actual events or results may differ substantially.  Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2013 and in our quarterly report on Form 10-Q for the quarter ended June 30, 2014 and the following:

(1)
the occurrence of any event, change or other circumstance that could give rise to termination of the purchase agreement or a failure to complete the proposed acquisition due to the inability of a party to satisfy the conditions to closing the acquisition;

(2)	the possibility that we will not be able to realize the benefits of the acquisition;
(3)	the possibility that our actual results do not meet the projections and guidance contained in this news release;
(4)	the impact of the general economy and economic uncertainty on our business;
(5)	risks associated with the operation of our business generally, including:
a.	client demand for our services and solutions;
b.	maintaining a balance of our supply of skills and resources with client demand;
c.	effectively competing in a highly competitive market;
d.	protecting our clients' and our data and information;
e.	risks from international operations;
f.	obtaining favorable pricing to reflect services provided;
g.	adapting to changes in technologies and offerings;
h.	risk of loss of one or more significant software vendors; and
i.	implementation of our new Enterprise Resource Planning system;
(6)	legal liabilities, including intellectual property protection and infringement or personally identifiable information;
(7)	risks associated with managing growth organically and through acquisitions; and
(8)	the risks detailed from time to time within our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.  This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.